Exhibit 99.1

SMITH-MIDLAND CORPORATION DECLARES SPECIAL DIVIDEND

The Smith-Midland Corporation (OTCBB: SMID) announced that the Board of Directors declared on December 11, 2012 a special dividend of $.05 per share to be paid on December 31st, 2012 to shareholders of record as of December 14, 2012.

Smith-Midland develops, manufactures, licenses, rents, and sells a broad array of precast concrete products for use primarily in the construction, transportation and utilities Industries.

For more complete information on Smith-Midland Corporation, visit the Company’s web site at SMITHDELAWARE.com. The “Investor Relations” area will include the Company’s Form 10-K.

Media Inquiries:
William A. Kenter
wkenter@smithmidland.com